Exhibit 4.7

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

TRUSTEE.

Forty-Fourth Supplemental Indenture

Dated as of November 1, 1959

Relating to an Issue of First Mortgage Bonds, 5 1/2% Series

Due November 1, 1989

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FORTY-FOURTH SUPPLEMENTAL INDENTURE, made as of the first day of November, 1959, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original

Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, (herein sometimes called “Bonds of the 1984 Series”) and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, and a Forty-third Supplemental Indenture, dated as of May 1, 1958, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, there have been duly executed, authenticated and delivered, pursuant to the provisions of the Indenture as supplemented by the Forty-third Supplemental Indenture, Bonds designated as First Mortgage

Bonds, 4 1/2% Series due 1988 (hereinafter sometimes called “Bonds of the 1988 Series”) in the principal amount of Thirty Million Dollars ($30,000,000) ; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series and the Thirty Million Dollars ($30,000,000) principal amount of Bonds of the 1988 Series, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 5 1/2% Series due 1989 (hereinafter sometimes called “Bonds of the 1989 Series”), and has authorized an initial issue of Twenty Million Dollars ($20,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Forty-fourth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1989 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Forty-fourth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture, is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT

COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY DESCRIBED

IN ANY PRIOR SUPPLEMENTAL MORTGAGE

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			ISLAND COUNTY

31	33*	2E*	Beginning at a point N 88°18’10” W 1039.40 feet and N 1°41’50” E 20.00 feet from the NE corner of the Jas. Mounts D.L.C. in Section 31, Township 33 N, Range 2 E, W.M., thence N 1°20’41” E 100.62 feet, thence N 88°39’19” W 100.00 feet, thence S 1°20’41” W 100.00 feet; thence S 88°18’10” E 100.00 feet to point of beginning This is a Deed to correct an erroneous description in that certain Deed between the same parties, dated March 4, 1959, filed for record March 9, 1959, under Island County Auditor’s File No. 120310 and recorded in Vol. 99 of Deeds at page 220 of the records of said office	Thomas Koetje and Orpha Koetje, his wife May 6, 1959	100	143

			KING COUNTY

26	23	2E

That portion of the S 1/2, of the N 1/2 of the NE 1/4, of the SE 1/4 of Section 26, Township 23 N, Range 2 E, W.M., described as follows: Commencing at the NE corner of said SE 1/4 and running thence due W 972.18 feet; thence due S 330.88 feet, more or less, to a point on the N line of said subdivision and true point of beginning; thence S 35°47’30” E 124.36 feet; thence S 89°19’ E 80 feet, more or less, to the northwesterly margin of Vashon Heights-Talequah Road, thence northeasterly on said margin to a point S 89°19’ E of the true point of beginning; thence N 89°19’ W 214 feet, more or less, to the true point of beginning

“The grantors herewith quit claim to grantee any land between the N side of the above described tract and the N line of the S 1/2 of the N 1/2 of the NE 1/4 of the SE 1/4 of said Section”

				Eugene V. Charroin and Florence S. Charroin, his wife Dec. 11, 1958	3858	244

Earlington, according to plat recorded in Volume 14 of Plats, page 7			Lots 1 and 2 and 3, block 11	Mary Higdon executrix of the Estate of Jane Harries, deceased April 29, 1958	3785	257

*

All numbers in the columns of the following tabulation under the designation “Twp.” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate ranges east, or west, as the case may be, of the Willamette Meridian.

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
18	20	6E	That part of Government Lot 1, Section 18, Township 20 N, Range 6 E, W.M. described as follows: Beginning at the NW corner of said Section 18, which is also the NW corner of said Lot 1; thence southerly along the W line of said Section 18, a distance of 987 feet; thence easterly parallel with the S line of said Lot 1 a distance of 20 feet, more or less, to a point on the easterly right of way of the Albert Gauthier Road, (180th Avenue SE) which is the true point of beginning; thence easterly parallel with the S line of said Lot 1, a distance of 163.5 feet, more or less, to the southwesterly right of way line of Primary State Highway No. 5, thence northwesterly along said highway right of way line to the easterly right of way line of said Albert Gauthier Road; thence southerly along said easterly right of way line to the true point of beginning, containing .56 acres, more or less	F. R. Holman and Maxine M. Holman, his wife March 20, 1959	3895	235

29	26	5E	That certain portion of Section 29, Township 26 N, Range 5 E, W.M., in King County, Washington, described as follows: The NW 1/4 of the NE 1/4 thereof except the W 1/4 and except the E 900 feet and except the N 30 feet for road	Safe Investment Co., a Washington corporation, M. J. Moore and Mathilde Moore, his wife May 3, 1958	3785	547

			KITTITAS COUNTY

South Easton, as per plat recorded in Book 2 of Plats, page 24			Lot 12, Block 1	Dominic Abinanti and Anna Abinanti, his wife May 17, 1958	102	278

South Easton, as per plat recorded in Book 2 of Plats, page 24			Lots 13 and 14, Block 1	Olaf Robertson and Lula Robertson, husband and wife May 19, 1958	102	277

			PIERCE COUNTY

Brierhill, according to plat recorded in Book 9 of Plats at page 14			Lots 7 and 8, Block 1	The Housing Authority of the County of King, Washington Feb. 17, 1959	1186	583

4	20	5E		Lake Tapps Development CO., Inc. Nov. 20, 1958	1180	551
5	20	5E
9	20	5E
10	20	5E
27	20	5E

Portions of NE 1 /4 of SE 1/4 of Section 5, and of NW 1/4 of SW 1/4 of Section 4, in Township 20 North, Range 5 East, W.M., described as follows: All of the land lying between the easterly margin of Forest Canyon Road as it is now established, and the shore of Lake Tapps and enclosed within the following described lines: Westerly of a line described as beginning at a point in a line bearing South 34° 59’ 17” West 109.75 feet therein from the quarter corner common to said Sections 4 and 5; thence South 32° 05’ 43” East 142.15 feet; thence South 10° 49’ 17” West to the shore of Lake Tapps, And northerly of a line described as beginning at a point in a line bearing South 34° 59’ 17” West, 498.81 feet thereon from said quarter corner of Sections 4 and 5; thence South 88° 58’ 43” East to the shore of Lake Tapps.

A portion of NW 1/4 of SW 1/4 of Section 4, Township 20 North, Range 5 East, W.M. described as follows: All of the land lying between the Southerly margin of Forest Canyon Road; as it is now established, and the Shore of Lake Tapps and lying westerly of a line described as beginning at a point in the north line of said subdivision bearing South 87° 59’ 44” East and 387.05 feet from the northwest corner thereof; thence South 30° 14’ 03” West to the Shore of Lake Tapps; and easterly of a line described as beginning at a point in the west line of said subdivision bearing South 02° 53’ 23” west and 12.36 feet from the northwest corner thereof; thence South 49° 46’ 43” East to the Shore of Lake Tapps.

That portion of Lot 38, Block 1 of Plat of Lake Tapps Evergreen Point as recorded in Vol. 16, pages 90-91 of Plats, records of Pierce County, described as lying easterly of a line beginning at a point on the northerly line of said lot lying South 79° 21’ 04” West thereon and 72.38 feet from the most northeasterly corner of said lot; thence South 54° 23’ 58” East to the shore of Lake Tapps. Together with that portion of the NE 1/4 of SW 1/4 of Section 4, Township 20 North, Range 5 East, W.M., lying between the Shore of Lake Tapps and the southerly margin of Forest Canyon Road as it is now established, and lying easterly of the plat of Lake Tapps Evergreen Point, and lying westerly of a line described as beginning at a point on the easterly line of said NE 1/4 of SW 1/4 lying South 03° 09’ 44” West thereon and 292.42 feet from the northeast corner of said subdivision and running thence South 26° 16’ 33” West to the Shore of Lake Tapps.

That portion of SE 1/4 of Section 4, Township 20 North, Range 5 East, W.M., lying westerly of the Dike Road of Puget Sound Power & Light Company and lying southerly of a line described as commencing at the southeast corner of said Section 4; thence North 87° 18’ 11” West, along the southerly line of said Section, 1669.27 feet to the centerline of said Dike Road, thence along said Dike Road, North 23° 16’ 11” West 628.63 feet; thence North 18° 03’ 42” West, 1181.34 feet to the true point of beginning of said line; thence South 63° 08’ 18” West along said line to the west line of said SE 1/4 of Section 4.

That portion of NE 1/4 of Section 9, Township 20 North, Range 5 East, W.M., lying between the shore line of Lake Tapps and the centerline of the Dike Road of Puget Sound Power & Light Company, described as follows: Beginning at the intersection of said Dike Road with the North line of said Section 9, which point lies North 87° 18’ 11” West 1669.27 feet from the Northeast corner of said Section 9; thence along said centerline South 23° 16’ 11” East 914.67 feet; thence South 62° 06’ 01” East 240.09 feet; thence North 72° 05’ 34” East 424.00 feet; thence South 17° 54’ 26” East 25.77 feet; thence South 28° 01’ 27” West to the shore line of Lake Tapps ; thence southwesterly, westerly and northwesterly along said shore line to the North line of said Section 9; thence South 87° 18’ 11” East along said North line to the point of beginning. Together with a 100 foot strip measured at right angles to and lying easterly and northerly of this centerline of said Dike road, said centerline being defined as follows; Beginning at said intersection of the Dike road with the North line of Section 9, thence South 23° 16’ 11” East 914.67 feet; thence South 62° 06’ 01” East 240.09 feet; thence North 72° 05’ 34” East 424.00 feet.

That portion of NE 1/4 of Section 9, Township 20 North, Range 5 East, W.M., lying between the shore line of Lake Tapps and the centerline of the Dike Road of Puget Sound Power & Light Company, described as follows: Commencing at the intersection of the centerline of the Dike Road with the East line of said Section 9; thence North 33° 47’ 08” West 12.76 feet; thence North 68° 40’ 00” West 42.48 feet to the point of beginning; thence continuing North 68° 40’ 00” West along said centerline 170.72 feet; thence North 85° 56’ 27” West a distance of 428.79 feet; thence South 4º 03’ 33” West 19.91 feet; thence South 57’ 07º 27” East to the shore line of Lake Tapps ; thence easterly along said shore line to a point which bears South 53° 15’ 00” West from the point of beginning; thence North 53° 15’ 00” East to the point of beginning. Together with a 100 foot strip measured at right angles to and lying northerly of the centerline of said Dike road, said centerline being defined as follows: Commencing at the point of beginning defined above; thence North 68° 40’ 00” West 170.72 feet; thence North 85° 56’ 27” West 428.79 feet.

That portion of SW 1/4 of NW 1/4 of Section 10 lying between the shore line of Lake Tapps and the centerline of the Dike Road of Puget Sound Power & Light Company, described as follows: Beginning at a point on the centerline of said Dike road which point lies South 78° 00’ 34” West 588.62 feet from the intersection of said road with the East line of said SW 1/4 of NW 1/4; thence continuing South 78° 00’ 34” West along said centerline 477.20 feet; thence North 66° 23’ 29” West 146.42 feet; thence South 45° 48’ 29” East to the shore line of Lake Tapps; thence easterly along said shore line to a point which bears South 14° 35’ 34” West from the point of beginning; thence North 14° 35’ 34” East to the point of beginning. Together with a 100 foot strip measured at right angles to and lying northerly of the centerline of said Dike Road, said centerline being defined as follows: Commencing at the point of beginning defined above; thence South 78º 00’ 34” West 477.20 feet; thence North 66º 23’ 29” West 146.42 feet.

That portion of NW 1/4 of NE 1/4 of Section 10, Township 20 North, Range S East, W.M. lying between the shore line of Lake Tapps and the centerline of the Dike Road of Puget Sound Power and Light Company, described as follows: Beginning at the intersection of the Dike Road centerline with the West line of said NW 1 /4 of NE 1/4; thence along said centerline North 60° 59’ 34” East 722.44 feet; thence South 4° 32’ 26” East to the shore line of Lake Tapps; thence southwesterly along said shoreline to a point on the West line of said NW 1/4 of NE 1/4; thence North 0° 01’ 41” East along said West line to the point of beginning. Together with a 100 foot strip, measured at right angles to and lying northwesterly of the centerline of said Dike road, said centerline being defined as follows: Beginning at the intersection of said centerline with the West line of NW 1/4 of NE 1 /4, thence North 60° 59’ 34” East along said centerline a distance of 722.44 feet.

That portion of NE 1/4 of Section 10, Township 20 North, Range 5 East, W.M., lying between the shore line of Lake Tapps and the centerline of the Dike Road of Puget Sound Power & Light Company, described as follows: Beginning at a point on the Dice Road centerline which lies North 15° 12’ 28” West 385.83 feet from the intersection of said centerline with the South line of said NE 1/4; thence continuing along said centerline the following courses and distances : North 15° 12’ 28” West 281.29 feet; North 38° 39’ 07” West 203.22 feet; North 70° 26’ 45” West 603.19 feet; North 39° 34’ 37” West 197.86 feet; North 16° 05’ 28” West 366.03 feet; North 24° 17’ 40” West 420.24 feet; thence South 71° 38’ 20” West to the shore line of Lake Tapps; thence southerly and easterly along said shore line to a point on a line which bears South 70° 58’ 32” West from the point of beginning; thence North 70° 58’ 32” East to the point of beginning. Together with a 100 foot strip measured at right angles to and lying easterly of centerline of said Dike Road, said centerline being defined as follows: Commencing at the point of beginning defined above; thence North 15° 12’ 28” West 281.29 feet; thence North 38° 39’ 07” West 203.22 feet; thence North 70° 26’ 45” West 603.19 feet; thence North 39° 34’ 37” West 197.86 feet; thence North 16° 05’ 28” West 366.03 feet; thence North 24° 17’ 40” West 420.24 feet.

That portion of SE 1/4 of SE 1/4 of Section 10, Township 20 North, Range 5 East, W.M., lying between the shore line of Lake Tapps and the centerline of the existing Pierce County Road, described as follows: Beginning at a point on centerline of said existing road, which point lies North 1° 11’ 20” East 891.42 feet from the southeast corner of said Section 10; thence along said existing centerline S2° 03’ 16” East 377.90 feet and South 5° 22’ 12” West 208.01 feet; thence South 35° 22’ 12” West 377.06 feet; thence North 23° 21’ 48” West 70.00 feet; thence North 35° 22’ 12” East to the shore line of Lake Tapps; thence northerly along said shore line to a point on a line which bears North 71° 27’ 16” West from said existing centerline; thence South 71° 27’ 16” East to said centerline; thence South 2° 03’ 16” East 302.45 feet along said centerline to the point of beginning. Except portion lying within County Road rights of way.

That portion of NW 1/4 NW 1/4 SW 1/4 of Section 27, Township 20 North, Range 5 East, W.M. lying between the centerline of the existing Pierce County Road and the shore line of Lake Tapps, described as follows : Commencing at a point on said existing centerline, which point lies South 53° 17’ 05” East 69.11 feet from the West  1/4 Section corner of said Section 27; thence S1° 50’ 10” East 228.00 feet to the point of beginning; thence continuing along said centerline South 1° 50’ 10” East 71.96 feet and South 55° 02’ 34” East 405.69 feet; thence North 7° 23’ 24” West to the shore line of Lake Tapps; thence northwesterly along said shoreline to a point on a line which bears North 74° 06’ 10” East from the point of beginning; thence South 74° 06’ 10” West to the point of beginning. Except portion lying within County Road rights of way.

PIERCE COUNTY (continued)

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
36	20	2E	That part of Government Lot 6 in the SW 1/4 of Section 36, Township 20 N, Range 2 E, W.M., described as follows: Commencing at the Section Corner common to Sections 35 and 36, Township 20 N, Range 2 E, W.M., and Sections 1 and 2, Township 19 N, Range 2 E, W.M., in Pierce County, State of Washington; thence N 0°03’00” E along the Section line between Sections 35 and 36, Township 20 N, Range 2 E, W.M. 619.92 feet; thence S 89°52’50” W a distance of 675.41 feet; thence S 1°09’00” E 620.00 feet to a point in the south line of said Section 35; thence S 89°52’50” W 662.44 feet; thence N 0°03’20” E 1,323.28 feet; thence N 89°41’50” E 436.58 feet; thence N 0°11’20” E 967.68 feet to a point marked by a monument at the NW corner of the Naval Advance Base which point is on the south line of Steilacoom Boulevard and is also 60 feet S of the SW corner of the W. P. Daugherty Donation Land Claim; thence S 89°38’17” E along said south line of Steilacoom Boulevard 2,108.5 feet to the true point of beginning; thence S 0°11’20” W 65 feet; thence S 89°38’17” E 35 feet; thence N 0°11’20” E 65 feet; thence N 89°38’17” W 35 feet to the true point of beginning, containing 0.052 acres, more or less	United States of America acting by and through the Administrator of General Services September 25, 1958	1176	549

			SKAGIT COUNTY

11	35	8E	Part of Government Lot 4, Section 11, Township 35 N, Range 8 E, W.M. described as follows: Beginning at the W 1/4 corner of said Section 11; thence N 0°27’ W along the W line of said Section 11, 623.18 feet to the S line of Great Northern Railway right of way; thence N 77°26’45” E along the S line of said Railway, 237.76 feet to the true point of beginning; thence continue N 77°26’45” E along the S line of said Railway, 111.55 feet; thence S 23°28’ E, 419.70 feet; thence S 26°06’ W, 202.70 feet; thence S 54°23’ W, 219.92 feet; thence N 13°26’45” W, 192.77 feet; thence N 10°50’30” E, 244.34 feet; thence N 2°07’45” W, 243.69 feet to the true point of beginning, except any portion thereof lying within boundaries of existing streets and alleys	Allen H. Boury, as Liquidating Trustee of Levaque Company, Inc. Oct. 18, 1957	290	110

11	35	8E	All that part of Government Lot 4, Section 11, Township 35 N, Range 8 E, W.M., Skagit County, Washington, lying easterly and southeasterly of the following described boundary line: Beginning at the W 1/4 corner of Section 11, Township 35 N, Range 8 E, W.M.; thence N 0°27’ W along the W line of said Section 623.18 feet to the S line of the Great Northern Railway right of way; thence N 77°26’45” E along the S line of said right of way 349.31 feet to the true point of beginning of the boundary line herein described; thence S 23°28’ E 419.70 feet; thence S 26°06’ W 202.70 feet; thence S 54°23’ W 227.60 feet to the terminus of said boundary line, including in this description all land in said Lot 4 lying S of the S line of the Great Northern Railway right of way and between said boundary line and the thread of the main channel of the Baker River.	Daniel D. Dillard, Mary F. Dillard, June Dillard Blesener, Lily L. Dillard Brown, John T. Dillard and Cecil E. Dillard Jan. 14, 1958	292	603

SKAGIT COUNTY (continued)

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
7	34	4E	That portion of the W 12 1/2 rods of the N 780 feet of Government Lot 8, Section 7, Township 34 N, Range 4 E, W.M., embraced within the boundaries of the N 1/2 of the W 7 1/2 acres of said Government Lot 8, except the N 1 rod and except that portion conveyed to the State of Washington for highway purposes, by deed dated August 19, 1954 and filed for record October 19, 1954, under Auditor’s File No. 508076	Kenneth Stanley Goulter, executor of the Will of Kenneth Lee Goulter, deceased, and Martha H. Goulter, wife of Kenneth Stanley Coulter Dec. 31, 1957	292	137

2	35	8E	Beginning at the corner common to Sections 2, 3, 10 and 11, Township 35 N, Range 8 E, W.M.; thence N 0°00’15” E along the section line 1296.50 feet to the 1/16 corner and the true point of beginning; thence continuing N 0°00’15” E 300 feet; thence S 89°59’45” E 226.0 feet; thence S 36°59’43” W 375.6 feet to the true point of beginning, containing 0.78 acre, more or less	Lone Star Cement Corporation Feb. 25, 1958	293	533

11	35	8E	A portion of land located in the SW 1/4 of the NW 1/4 of Section 11, Township 35 N, Range 8 E, W.M., more particularly described as follows: Beginning at the SE corner of the Plat of Baker which is the N intersection of the Great Northern right of way with N and S section line between Sections 10 and 11 in the above township; thence N 78°57’ E 300 feet along the Great Northern right of way to the center of the Baker River, more or less; thence N 20°20’ W 575.5 feet along the center line of Baker River, more or less; thence N 90°0’ W 95.41 feet, more or less, to the section line; thence S 599.3 feet along the section line to the place of beginning, containing 4 acres, more or less. Subject to sewer r/w easement of record	The Town of Concrete Sept. 9, 1957	289	363

			THURSTON COUNTY

31	18	1W	That part of Lowe Donation Claim No. 40, Township 18 N, Range 1 W, W.M., described as follows: Beginning at a point 405 feet E of a point on the W line of Section 31, said township and range, 50 feet S of its W 1/4 corner; running thence E 150 feet, S 275 feet and W 55 feet more or less to the northerly line of Secondary State Highway No. 5-I; thence northwesterly along said northerly line of highway 160 feet more or less; thence N 150 feet more or less to the point of beginning	Harry S. Gulbraa and Martha M. Gulbraa, his wife April 14, 1959	330	540

27	18	2W	That part of Crosby Donation Claim No. 63, Township 18 N, Range 2 W, W.M., described as follows; Beginning at a point on the extended southerly line of DeSoto Street, 60 feet westerly of the NW corner of Block 63 of Tumwater as recorded in Volume 2 of Plats, page 18; running thence westerly along said extended street	The Mottman Mercantile Co, Inc. Jan. 23, 1959	328	704

THURSTON COUNTY (continued)

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			line 570 feet more or less to the extended center line of vacated street between Blocks 22 and 39 of Second Capitol Addition to Olympia as recorded in Volume 6 of Plats, page 2; thence northerly along said extended center line of street 196 feet more or less to the southerly line of said addition; thence easterly along said southerly line 570 feet more or less to a point 60 feet distant westerly from the westerly line of Block 62 of Tumwater; thence southerly 196 feet more or less to the point of beginning. Containing 2.565 acres, more or less

18	18	1W	That part of Smith Donation Claim No. 42, Township 18 N, Range 1 W, W.M., described as follows: Beginning at a point S 34°45’ W 803.88 feet from a point on the N line of said Smith claim, 792 feet E of its NW corner; running thence S 34°45’ W 401.28 feet and W 99 feet to the W line of said Smith claim; thence N along said W line of Smith claim 416.66 feet more or less; thence S 74°30’ E 333.3 feet more or less to the point of beginning; excepting therefrom Primary State Highway No. 1 along the south boundary; and That part of the NW 1/4 of the SW 1/4 of Section 18 and that part of Smith Donation Claim No. 42, Township 18 N, Range 1 W, W.M., described as follows: Beginning at a point S 34°45’ W 803.88 feet from a point on the N line of said Smith claim, 792 feet E of its NW corner; running thence N 74°30’ W 15.89 feet and N 34°45’ E 804 feet more or less to the southerly line of county road known as Old Pacific Highway; thence southeasterly along said southerly line of road 15 feet more or less; thence S 34°45’ W 804 feet more or less to the point of beginning	Ruth K. and Sherburne W. Heath, husband and wife April 22, 1958	321	656

			WHATCOM COUNTY

Francis’ Addition to Bellingham, W.T., as per the map thereof, recorded in Book 1 of Plats, page 69			The N 100 feet of the E 19 4/10’ of Lot 11 and the N 100 feet of Lots 12 and 13, Block 1	Howard C. Bell and Florence A. Bell, his wife March 10, 1959	439	193

Squalicum Park Plat, a part of the consolidated City of Bellingham, Whatcom County, Washington, as per the map thereof, recorded in Book 7 of Plats, pages 1 and 2			The Westerly half of Lot 42, and the Easterly 20 feet of Lot 43, Block 4	James F. Bolster and Kathleen M. Bolster, his wife Dec. 13, 1958	437	283

WHATCOM COUNTY (continued)

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
6	38	4E	A tract of land in the SW 1/4 of Section 6, Township 38 N, Range 4 E, W.M. described as follows: Beginning at the SW corner of Section 6; thence E, at right angles to the W line of the SW 1/4 of Section 6, 2199.49 feet; thence N, parallel to the W line of the SW 1/4 of Section 6, 877.66 feet to the northwesterly line of the 80 foot right of way of Pacific State Highway No. 1, Austin Pass and to the true point of beginning; thence S 44°53’ W, along the said northwesterly right of way line, 200 feet to a fence marking the W line of the E 1/4 of the SE 1/4 of the SW 1/4 of Section 6; thence N 0°23’ E, along the said fence, 280.41 feet to a point that bears N 45°07’ W of the true point of beginning; thence S 45°07’ E, 196.54 feet to the true point of beginning	Lloyd C. Lunde and Sarah Ruby Lunde, his wife Feb. 27, 1958	431	705

Squalicum Park Plat, a part of the consolidated City of Bellingham, Whatcom County, Washington, as per the map hereof, recorded in Book 7 of Plats, pages 1 and 2			The easterly half of Lot 42, Block 4, except a tract in the SE corner of said tract described as follows: Beginning at the SE corner of said Lot 42; thence N, along the E line of Lot 42, 20 feet; thence S 89°56’ W, 7 feet; thence S, 20 feet to the S line of Lot 42; thence N 89°56’ E, along the S line of Lot 42, 7 feet to the point of beginning	Emil Sundback, Contract Vendor, and Sound Beverage Distributor; Inc. Dec. 15, 1958	437	281

To HAVE AND TO HOLD all and singular the said rights, privileges, easements, licenses, and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1989 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1989 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 5 1/2% Series due 1989” (herein referred to as the “Bonds of the 1989 Series”). The aggregate principal amount of the Bonds of the 1989 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1989 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1989 Series shall be dated as of November 1, 1959, which date shall be the date of the commencement of the first interest period for all Bonds of the 1989 Series, and the registered Bonds of the 1989 Series without coupons shall be dated as provided in Section 3.05 of the Indenture. All Bonds of the 1989 Series shall mature November 1, 1989, and shall bear interest at the rate of 5 1/2% per annum until the payment of the principal thereof, such interest to be payable semi-annually on May 1 and November 1 in each year. The principal of, and the premium, if any, and interest on, the Bonds of the 1989 Series shall be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holders of the Bonds of the 1989 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

The definitive Bonds of the 1989 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of the charges provided in

Section 3.11 of the Indenture, registered Bonds of the 1989 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1989 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of, and the premium, if any, and interest on, the Bonds of the 1989 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1989 Series.

B. Forms of Bonds of the 1989 Series. The coupon Bonds of the 1989 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1989 SERIES]

No. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 5 1/2% SERIES DUE 1989 DUE NOVEMBER 1, 1989

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on November 1, 1989, or earlier as hereinafter provided, with interest thereon from November 1, 1959, at the rate of 5 1/2% per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-fourth Supplemental Indenture dated as of November 1, 1959, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture, and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %
1959	107.00	101.50	1974	103.40	101.05
1960	106.75	101.50	1975	103.15	101.00
1961	106.50	101.45	1976	102.90	100.95
1962	106.30	101.45	1977	102.65	100.90
1961	106.05	101.40	1978	102.45	100.85
1964	105.80	101.40	1979	102.20	100.80
1965	105.55	101.35	1980	101.95	100.75
1966	105.30	101.35	1981	101.70	100.65
1967	105.10	101.30	1982	101.45	100.60
1968	104.85	101.25	1983	101.25	100.55
1969	104.60	101.25	1984	101.00	100.45
1970	104.35	101.20	1985	100.75	100.40
1971	104.10	101.15	1986	100.50	100.30
1972	103.85	101.15	1987	100.25	100.20
1973	103.65	101.10	1988	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor, more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-third per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its Secretary or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of November, 1959.

PUGET SOUND POWER & LIGHT COMPANY,

By
Secretary.

And by
Treasurer.

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO

COUPON BONDS OF THE 1989 SERIES]

$27.50	No.

On the first day of                     , 19    , PUGET SOUND POWER & LIGHT COMPANY, upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington, the amount shown hereon above, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 5 1/2% Series due 1989, No. M                    .

Treasurer.

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1989 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 5 1/2% SERIES DUE 1989

DUE NOVEMBER 1, 1989

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum                      of Dollars ($             ) on November 1, 1989, or earlier as hereinafter provided, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 5 1/2% per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-fourth Supplemental Indenture dated as of November 1, 1959, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the Original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning November 1	Regular Redemption Price %	Special Redemption Price %
1959	107.00	101.50	1974	103.40	101.05
1960	106.75	101.50	1975	103.15	101.00
1961	106.50	101.45	1976	102.90	100.95
1962	106.30	101.45	1977	102.65	100.90
1963	106.05	101.40	1978	102.45	100.85
1964	105.80	101.40	1979	102.20	100.80
1965	105.55	101.35	1980	101.95	100.75
1966	105.30	101.35	1981	101.70	100.65
1967	105.10	101.30	1982	101.45	100.60
1968	104.85	101.25	1983	101.25	100.55
1969	104.60	101.25	1984	101.00	100.45
1970	104.35	101.20	1985	100.75	100.40
1971	104.10	101.15	1986	100.50	100.30
1972	103.85	101.15	1987	100.25	100.20
1973	103.65	101.10	1988	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its Secretary or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
Secretary.

And by
Treasurer.

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED the undersigned hereby sells, assigns, and transfers unto                                          the within bond, and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS

OF THE 1989 SERIES]

United States Documentary Tax stamps required by law have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE

FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,
TRUSTEE,

By
Authorized Officer.

SECTION 1.02. Redemption Provisions for Bonds of the 1989 Series. The Bonds of the 1989 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1989 Series set forth in Section 1.01 hereof ; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1989 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1989 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1989 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before October 31 in each year, beginning with 1961 and continuing to and including October 31, 1988, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1989 Series outstanding on the September 1 next preceding such October 31.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1989 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Forty-fourth Supplemental Indenture to the above-mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on October 31, 19 (here there should be specified the October 31 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1989 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                         $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1989 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Forty-fourth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1989 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Forty-fourth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $            , to the extent of 60% of said amount, i.e.                                          $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                          $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:
President

Treasurer of
PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1989 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1989 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1989 Series are outstanding. All Bonds of the 1989 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1989 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, on the then next ensuing November 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such November 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium payable, on Bonds of the 1989 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1989 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1989 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1989 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental

Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1989 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. The Company shall not (a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or make any other distribution on any shares of Common Stock, or (b) make any expenditures for the purchase, redemption or other retirement for a consideration of any shares of stock of the Company (other than in exchange for, or from the net proceeds of, other and new shares of stock of the Company and other than any shares of any class of stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made after December 31, 1957, would exceed the aggregate amount of the Company’s net income available for dividends on its Common Stock, accumulated after December 31, 1957, plus the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000).

Net income of the Company available for dividends on its Common Stock for the purpose of this Section shall mean the total operating revenues of the Company, and other income, less all proper deductions for expenses, taxes (including without limitation income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance and provision for retirements, depreciation or obsolescence which shall be the amount actually charged by the Company on its books of account (but not less than the minimum provision for depreciation, as defined in Section 1.32 of Part II of the Fortieth Supplemental Indenture), and after provision for all dividends accrued (whether or not paid) on any outstanding stock of the Company having preference over the Common Stock as to dividends, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) charges or credits in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the sum of (i) the principal amount or par or stated value of securities redeemed or retired and (ii) the unamortized balance of any premium received on the sale of such securities, and also including, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, any interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (b) profits or losses from sales of property or other assets carried in plant or investment accounts of the Company or from the reacquisition of any securities of the Company, or taxes on or in respect of any such profits; (c) any change in or adjustment of the book value of any assets owned by the Company arising from a revaluation thereof; (d) charges to surplus on account of the amortization or elimination of utility plant adjustment or acquisition accounts or intangibles; or (e) any earned surplus adjustment applicable to any period prior to January 1, 1958.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1989 Series shall remain outstanding.

SECTION 1.07. Assignment of Certain Contracts. The Company hereby covenants that, except in connection with any merger or consolidation of the Company, or any sale, conveyance, transfer or lease, subject to the lien of the Indenture, of all of the trust estate as, or substantially as, an entirety as permitted by Article Fourteen of the Indenture, or unless the prior written consent of the holders of not less than a majority in principal amount of the Bonds of the 1989 Series at the time outstanding is obtained, it will not assign to any third party any of its right, title and interest under, in and to, the following described contracts:

(a) Power Contract, dated January 6, 1956 between Public Utility District No. 1 of Chelan County, Washington and the Company, relating to the sale of electric energy to the Company from the so-called Rock Island Project;

(b) Power Sales Contract, dated as of the 14th day of November, 1957, between Public Utility District No. 1 of Chelan County, Washington and the Company relating to the sale of electric energy to the Company from the so-called Rocky Reach Project; and

(c) All amendments and supplements to, and modifications of, the Power Contracts described in clauses (a) and (b) above entered into from and after the date of this Forty-fourth Supplemental Indenture.

Nothing in this Section 1.07 contained shall in any way affect or impair the right of the Company, from time to time, if no default shall exist under the Indenture, to modify, supplement or terminate such contracts and each of them, if, in the opinion of the Company, such modification, supplement or termination is necessary, desirable or advisable in the conduct of the utility business of the Company.

SECTION 1.08. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1989 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be Seventy-five Million Dollars ($75,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, and Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, now issued and outstanding, and Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1 /2% Series due 1989, to be authenticated and delivered pursuant to Section 2.02 of this Forty-fourth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1989 Series and of any other series established after the execution and delivery of this Forty-fourth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1989 Series in the aggregate principal amount of Twenty Million Dollars ($20,000,000) may forthwith, upon the execution and delivery of this Forty-fourth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Forty-fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 1989 Series to the same extent as if specifically set forth herein. All terms used in this Forty-fourth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Forty-fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Forty-fourth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Forty-fourth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Forty-fourth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 1959, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-fourth Supplemental Indenture to be signed in its corporate name and behalf by its President or its Treasurer and its corporate seal to be hereunto affixed and attested by its Clerk or Assistant Clerk or its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-fourth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 29th day of October, 1959, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By	/s/ J. E. ANDERSON
Treasurer.

Attest:

/S/ CHARLES JACKSON, JR.
Clerk.

CORPORATE SEAL

OLD COLONY TRUST COMPANY

By	/s/ H. S. PARKER
Vice President.

Attest:

/S/ E. K. FIELDING
Assistant Secretary.

CORPORATE SEAL

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	SS.:

On this 29th day of October, 1959, before me personally appeared J. E. ANDERSON and CHARLES JACKSON, JR., to me known to be the Treasurer and Clerk, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/S/ J. J. WALSH
NOTARY PUBLIC

My commission expires November 5,1960

NOTARIAL SEAL